EXHIBIT 10 LL.

Name of Employee:	No. of Shares: [Target # of RSUs]

VALLEY NATIONAL BANCORP
PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

VALLEY NATIONAL BANCORP, a New Jersey corporation (the “Company”), this February 1, 2018 (the “Award Date”), hereby grants, to ______________, an employee of the Company (the “Employee”), pursuant to the Company’s 2016 Long-Term Stock Incentive Plan (the “Plan”), [target # of RSUs] restricted stock units at target (“Target Award Amount”). Each restricted stock unit (“Unit”) represents the unfunded right to receive one share of the Common Stock, no par value, of the Company (“Share”), subject to the restrictions set forth herein on the terms and conditions hereinafter set forth (the “Award”).
1.    Incorporation by Reference of Plan. The provisions of the Plan, which is available on the VNB Intranet to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.
2.    Award of Restricted Stock Units. A record of the Units awarded hereunder (the “Units”) shall be evidenced by the Company in restricted book entry accounts maintained for the Employee with the Company’s transfer agent, or such other administrator designated by the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Committee”), subject to such stop transfer orders and other terms deemed appropriate by the Committee to reflect the restrictions applicable to such Award (the “Restrictions”), until all the Restrictions specifically set forth in this Agreement and in Section 9 of the Plan with respect to the Units shall expire or be canceled. Upon the lapse of all Restrictions relating to any Units, the Company shall deliver book entry Shares underlying the vested Units. The Units shall have no voting rights. The Units shall be credited with Dividend Equivalents as set forth in Section 9 of the Plan. However, Dividend Equivalents paid with respect to Shares underlying the Units shall be credited to a restricted book entry account maintained on the Employee’s behalf until the Restrictions with respect to the Units upon which such Dividend Equivalents were paid expire or are canceled, at which time the Company shall evidence the delivery to the Employee of all such Dividend Equivalents. If the Employee forfeits any Units awarded hereunder, such Units and any Dividend Equivalents credited with respect thereto shall automatically revert to the Company (without any payment by the Company to the Employee) and shall no longer be reflected in the restricted book entry account. No interest will be accrued with respect to Dividend Equivalents.
3.    Restrictions
(a) Vesting. The Units and all related Dividend Equivalents shall not be delivered to the Employee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee until such Units have vested based on achievement of the performance goals set forth in Schedule A and subject to the terms of this Agreement. Any Units earned based on achievement of the specific performance goals shall vest when the Committee certifies the payout level as a result of such performance achievement, and the Shares representing such vested Units shall be paid to the Employee no later than 90 days following the end of the performance period.
(b)    Death. Upon death of the Employee, all Restrictions upon the Target Award Amount shall lapse and such Units shall immediately vest and the Shares representing such vested Units shall be paid promptly to the Employee’s executors, administrators, heirs or distributes, as the case may be. In the event

EXHIBIT 10 LL.

that Employee is continuously employed during the three-year performance period but dies prior to the Committee’s certification of payout level as a result of cumulative performance achievement during that three-year performance period, then the Employee’s executors, administrators, heirs or distributes, as the case may be, shall vest in the number of Units that the Employee would have earned if employed on the date of such certification in accordance with the terms of this Agreement and the Shares representing such vested Units shall be paid promptly to the Employee’s executors, administrators, heirs or distributes, as the case may be.
(c)    Retirement. Upon Retirement, the Units shall remain outstanding until they vest or are forfeited in accordance with the terms set forth in Sections 3(a) and Schedule A.
(d)    Other Termination Events. Units not yet vested (and any related Dividend Equivalents) shall be forfeited to the Company automatically and immediately upon the Employee’s ceasing to be employed by the Company and its Subsidiaries for any reason whatsoever, other than death or Retirement of the Employee or except as otherwise determined by the Committee. In the event that Employee is continuously employed during the relevant performance period but ceases to be employed (other than by reason of termination for Cause by the Company or voluntary resignation by the Employee) prior to the Committee’s certification of payout level as a result of performance achievement during that performance period, then the Employee shall vest in any earned Units based on performance during such performance period and the Shares representing such vested Units shall be paid to the Employee.
(e)    Change in Control. Upon the event of a Change in Control (as such term is defined in the Plan) of the Company, all Restrictions upon the Target Award Amount shall lapse and such Units shall immediately vest.
(f)    Accelerated Restricted Stock Units. With respect to an Employee who is or was at any time a named executive officer (as determined under Item 402 of Regulation S-K of the Securities Exchange Act of 1934, as amended), the Units are subject to all the terms and conditions set forth in the Plan regarding Accelerated Restricted Stock Units including, but not limited to, the retention requirements as provided in Section 9(c) of the Plan.
4.    Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing the Shares, the Employee shall represent in writing to the Company that the Employee is acquiring the Shares for investment purposes only and not with a view to distribution, and Restrictions shall be imposed on the Shares to the effect that such Shares may not be transferred without an applicable exemption under the Securities Act of 1933 or registration thereunder.
5.    Acknowledgement of Receipt of Plan and Prospectus. The Employee hereby acknowledges that the Employee has access to the Plan on the VNB Intranet (and is aware that he or she may request a written copy) and represents and warrants that the Employee has read and is familiar with the terms and conditions of the Plan and with the Prospectus. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.
6.    Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such

EXHIBIT 10 LL.

communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Employee at the Employee’s last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.
7.    Tax Withholding. If requested by the Employee, the Committee shall cancel Shares to be delivered to the Employee having a Fair Market Value, on the day preceding the date of delivery of such Shares, equal to the minimum statutory required tax withholding (or, if permitted by the Company, a rate that is higher than the minimum statutory withholding rate) in connection with delivery of such Shares, and apply the value of such Shares as payment for the Employee’s minimum statutory required tax withholding or higher withholding. The form to be used in making this request is attached as Schedule B.
8.    Clawback. In the event that the Committee, within 3 years of the Award Date or within 3 years of the date of vesting of any portion of the Award hereunder, determines that the number of Units or Shares awarded under this Agreement was based on materially inaccurate financial statements (including, but not limited to, statements of earnings, revenues, or gains) or other materially inaccurate performance metric criteria, then the Company has the right to cancel the unvested Units awarded to the Employee under this Agreement and, with respect to Shares awarded under this Agreement upon the vesting of Units, the Employee agrees that the Company has the right to cancel the Shares delivered to the Employee under this Agreement if still owned by the Employee or, if such Shares are no longer owned by the Employee or the Company is otherwise unable to cancel the Shares, to recover from the Employee the value of the Shares delivered to the Employee under this Agreement. The Committee may also cancel this Award if the Employee has engaged in or engages in an activity that is in conflict with or adverse to the interest of the Company while employed by or providing services to the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities.    In addition, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which the Company’s Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, this Award shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.
9.    Miscellaneous.  This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALLEY NATIONAL BANCORP	EMPLOYEE

/s/ Gerald Korde	By:
Gerald Korde	Employee Name

Awards of incentive compensation are also subject to the Valley National Bancorp Clawback Policy which is attached.

EXHIBIT 10 LL.

Schedule A

Vesting Conditions for Performance Restricted Stock Units

1.	Definitions

a.
“GITBV” means the Company’s annual growth in Tangible Book Value per share plus dividends on common stock excluding other comprehensive income, and shall be adjusted to exclude, in a manner consistent with prior practice, consistently applied, the impact of: (i) fees and expenses relating to acquisitions and dispositions, (ii) the positive or negative impact of any merger or acquisition activity (including the impact of the increase in outstanding shares), (iii) costs or penalties associated with the voluntary prepayment of indebtedness during the performance period and related savings in debt service from any such prepayment of indebtedness in the performance year(s) following the year of such prepayment, (iv) the cumulative effect of accounting and tax law changes, and (v) any items otherwise affecting tangible book value that are required to be reflected on the Company’s Income Statement (in accordance with Accounting Standards Update 2015-01) as unusual in nature or not reasonably expected to recur in the foreseeable future (formerly, Extraordinary Items).

b.
“Peer Group” means the companies in the KBW Regional Bank Index as of the first day of the Performance Period. If a Peer Group company is acquired by or merged with another Peer Group company, the performance of the surviving company is tracked for the remainder of the relevant performance period. If a Peer Group company is acquired by a non-Peer Group company, the acquired company is disregarded. For the avoidance of doubt, a Peer Group company which becomes bankrupt or insolvent during the Performance Period shall be deemed to have a TSR Performance of negative 100%.

c.	“Performance Period” means the period commencing January 1, 2018 and ending December 31, 2020.

d.
“Stock Price” means the average closing price of a share of common stock of the Company, as reported on the principal national stock exchange on which such common stock is traded, over the 30 consecutive calendar days immediately preceding the first day of the Performance Period and the 90 consecutive calendar days ending on (and including) the last day of the Performance Period.

e.
“TSR Performance” means the Company’s total shareholder return for the Performance Period as measured by dividing (A) the sum of (i) the cumulative amount of dividends per share for the Performance Period, assuming dividend reinvestment as of each applicable ex-dividend date, and (ii) the increase or decrease in Stock Price from the first business day of the Performance Period to the last business day of the Performance Period, by (B) the Stock Price determined as of the first business day of the Performance Period.

2.
Growth in Tangible Book Value. [_____] GITBV Units (representing 75% of the Target Award Amount, the “Target GITBV Amount”) will be subject to vesting based on performance achievement against the following metrics measured on a cumulative basis over the Performance Period (using a three-year average):

•	50% of the Target GITBV Amount will vest if 10.35% GITBV is achieved (threshold);

•	100% of the Target GITBV Amount will vest if 12% GITBV is achieved (target);

•	150% of the Target GITBV Amount will vest if 13.65% of GITBV is achieved (maximum).
The number of earned GITBV Units shall be interpolated on a straight-line basis based on achievement of GITBV levels between the performance metrics specified above. No GITBV Units shall be earned if GITBV is less than 10.35%, and the maximum GITBV Units that may be earned shall be capped at 150% of the Target GITBV Amount even if GITBV in excess of 13.65% is achieved.

EXHIBIT 10 LL.

The number of GITBV Units earned based on cumulative three-year GITBV performance as described above shall vest and shares representing such earned GITBV Units shall be delivered to the Employee three years from the date of this award upon the Committee’s certification of performance achievement following the end of the Performance Period.

3.
Total Shareholder Return. [___] TSR Units (representing 25% of the Target Award Amount, the “Target TSR Amount”) will be subject to vesting based on achievement of TSR Performance measured on a cumulative basis over the Performance Period as follows:

•	50% of the Target TSR Amount will vest if TSR Performance is consistent with the 25th percentile of the Peer Group (threshold);

•	100% of the Target TSR Amount will vest if TSR Performance is consistent with the 50th percentile of the Peer Group (target);

•	150% of the Target TSR Amount will vest if TSR Performance is consistent with the 75th percentile of the Peer Group (maximum).
The number of earned TSR Units shall be interpolated on a straight-line basis based on achievement of TSR Performance levels between the performance metrics specified above. No TSR Units shall be earned if TSR Performance is below the 25th percentile of the Peer Group, and the maximum TSR Units that may be earned shall be capped at 150% of the Target TSR Amount even if TSR Performance exceeds the 75th percentile of the Peer Group, provided, however, that if TSR Performance exceeds the 50th percentile but is negative, the maximum TSR Units that may be earned shall be capped at 100% of the Target TSR Amount.
The number of TSR Units earned based on cumulative three-year TSR Performance as described above shall vest and shares representing such earned TSR Units shall be delivered to the Employee three years from the date of this grant upon the Committee’s certification of performance achievement following the end of the Performance Period.

Valley National Bancorp Clawback Policy
The Compensation and Human Resources Committee of Valley National Bancorp (the “Company”) operates under the following Clawback Policy:

•
Triggers to Recoup Unvested Awards: The Company may cancel any unvested stock awards granted to and cancel the payout of any unpaid cash bonus award to be paid to (recoup) any executive officer of the Company or its subsidiaries upon the following events:

1.	A material restatement of the Company’s financial statements and the award was based upon materially inaccurate performance metrics, in which case the recoupment applies to the relevant period.

2.	The Executive is terminated for cause involving material misconduct detrimental to the Company, in which case the recoupment applies to all periods on or after the material misconduct.

•	Triggers to Recoup Vested Awards: The Company may recoup vested incentive awards of stock and cash made to any executive in the following events:

1.	The executive engaged in intentional fraud against the Company or any of its subsidiaries, in which case the recoupment may apply to any awards from the date of the fraud.

2.	Because of intentional misconduct detrimental to the Company, the Company suffers a material financial loss and governmental enforcement action against the Company or its subsidiaries.

EXHIBIT 10 LL.

•
Procedures for Applying Policy: The Compensation and Human Resources Committee of the Company will be responsible for exercising the Company’s rights under this Policy. In exercising its authority under this policy, the Committee shall take into account uncertainties and mitigating circumstances. The Committee shall not be obligated in any case under this policy to exercise its discretion to obtain recoupment. Conversely, the Committee shall not be prevented from exercising its right to obtain recoupment due to uncertainties or mitigating circumstances.

•	Amendments: The Committee may amend or supplement this policy at any time. However no such amendment or supplement which is materially adverse to the executive may apply retroactively.